Exhibit 21.1

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC SUBSIDIARIES

Name:	Jurisdiction of incorporation or organization:

ACEP Finance Corp.	Delaware
Aquarius Gaming LLC	Nevada
Arizona Charlie’s, LLC	Nevada
Charlie’s Holding LLC	Delaware
Fresca, LLC	Nevada
Stratosphere Advertising Agency LLC	Delaware
Stratosphere Development, LLC	Delaware
Stratosphere Gaming LLC	Nevada
Stratosphere Land LLC	Delaware
Stratosphere Leasing, LLC	Delaware
Stratosphere LLC	Delaware
W2007 ACEP First Mezzanine A Borrower, L.P.	Delaware
W2007 ACEP First Mezzanine A Gen-Par, L.L.C.	Delaware
W2007 ACEP First Mezzanine B Borrower, L.P.	Delaware
W2007 ACEP First Mezzanine B Gen-Par, L.L.C.	Delaware
W2007 Aquarius Gen-Par, L.L.C.	Delaware
W2007 Aquarius Propco, L.P.	Delaware
W2007 Arizona Charlie’s Gen-Par, L.L.C.	Delaware
W2007 Arizona Charlie’s Propco, L.P.	Delaware
W2007 Fresca Gen-Par, L.L.C.	Delaware
W2007 Fresca Propco, L.P.	Delaware
W2007 Stratosphere Gen-Par, L.L.C.	Delaware
W2007 Stratosphere Land Gen-Par, L.L.C.	Delaware
W2007 Stratosphere Land Propco, L.P.	Delaware
W2007 Stratosphere Propco, L.P.	Delaware